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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 18, 2004

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-50514 (Commission File Number)	20-0282396 (IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339
(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

        On March 18, 2004, Superior Essex Inc. issued a press release announcing that it entered into a definitive purchase agreement to acquire selected assets of Belden Inc.'s North American communications wire and cable business. Completion of the transaction is subject to regulatory approvals, obtaining the requisite financing and other customary terms and conditions.

        Attached hereto and incorporated by reference herein as Exhibit 99.1 is a copy of such press release.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a)    Not applicable.

        (b)    Not applicable.

        (c)    Exhibits:

Exhibit Number	Description
99.1	Press Release, dated March 18, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.
Dated: March 22, 2004	By:	/s/ DAVID S. ALDRIDGE Name: David S. Aldridge Title: Chief Financial Officer

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES